UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 15, 2006
Date of Report (Date of Earliest Event Reported):

BRITTON & KOONTZ CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Mississippi	0-22606	64-0665423
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

500 Main Street, Natchez, Mississippi 39120
(Address of Principal Executive Offices) (Zip Code)

(601) 445-5576
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 3.03 of this Form 8-K is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

On August 15, 2006, the Board of Directors (the “Board”) of Britton & Koontz Capital Corporation (the “Company”) approved certain amendments to the Rights Agreement, dated as of June 1, 1996, between the Company and Britton & Koontz Bank, N.A. (formerly known as Britton & Koontz First National Bank), as Rights Agent (the “Rights Agreement”). As a result, the Company and Britton & Koontz Bank, N.A. entered into an Amendment No. 1 to Rights Agreement (the “Amendment”), the provisions of which are described below. Capitalized terms used in the following description of the Amendment have the meanings assigned to them in the Amendment.

The Amendment extends the Final Expiration Date of the Rights from September 1, 2006 to September 1, 2016 and increases the Purchase Price for each Common Share purchasable upon exercise of a Right from $37.50 per share, after adjustment as provided in the Rights Agreement, to $80.00 per share, subject to adjustment as provided in the Rights Agreement. In addition, the Amendment adds a provision requiring that, so long as the Company’s Common Shares are listed on a national securities exchange or quoted on a transaction reporting system, the Company must use its best efforts after the Rights become exercisable to cause all Common Shares reserved for issuance to be listed on such exchange or to be included on such transaction reporting system. Further, pursuant to the Amendment, following a Distribution Date the Company must take all steps necessary to register the Common Shares purchasable upon exercise of the Rights under the Securities Act of 1933, as amended, and applicable state securities laws. Finally, the Amendment updates the Rights Agreement to reflect that the name of the Rights Agent has changed to Britton & Koontz Bank, N.A. and that the par value of the Common Shares is now $2.50 per share and makes certain technical revisions to the Rights Agreement.

As a result of the Amendment, shareholders of the Company will have the benefit of the Rights Agreement through September 1, 2016, subject to earlier redemption of the Rights as provided in the Rights Agreement. The full text of the Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2006, the Board adopted an amendment to the Bylaws of the Company. The amendment to the Bylaws, effective August 15, 2006, deletes the provision of Section 3.02 of Article III of the Bylaws that allows a retiring director, upon invitation of the Board, to continue for up to five years in the capacity of a non-voting advisory member of the Board. A copy of the Articles of Amendment to the Bylaws of the Company adopted by the Board is attached hereto as Exhibit 3.2.

Item 8.01. Other Events.

On August 15, 2006, the Board declared a quarterly cash dividend on its common stock of $.18 per share, payable on September 15, 2006 to shareholders of record at the close of business on August 31, 2006. On August 16, 2006, the Company issued a press release to declare the quarterly cash dividend. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

3.2	Articles of Amendment to the Bylaws of Britton & Koontz Capital Corporation.

4.1
Shareholder Rights Agreement dated June 1, 1996, between Britton & Koontz Capital Corporation and Britton & Koontz First National Bank, as Rights Agent, (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-8, (Registration No. 333-20631), filed with the Commission on January 29, 1997).

4.2	Amendment No. 1 to Rights Agreement, dated as of August 15, 2006, by and between Britton & Koontz Capital Corporation and Britton & Koontz Bank, N.A.

99.1	Press Release issued by Britton & Koontz Capital Corporation dated August 16, 2006, to declare quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

BRITTON & KOONTZ CAPITAL CORPORATION

August 17, 2006
/s/ W. Page Ogden
-------------------------------------------------
W. Page Ogden
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit

3.2	Articles of Amendment to the Bylaws of Britton & Koontz Capital Corporation.

4.2	Amendment No. 1 to Rights Agreement, dated as of August 15, 2006, by and between Britton & Koontz Capital Corporation and Britton & Koontz Bank, N.A.

99.1	Press Release issued by Britton & Koontz Capital Corporation dated August 16, 2006 to declare quarterly dividend.